Exhibit 23.1

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2018 relating to the consolidated financial statements of Focus Financial Partners, LLC, appearing in the Prospectus dated July 25, 2018 filed by Focus Financial Partners Inc. (the “Company”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Company’s Registration Statement No. 333-225166 on Form S-1, as amended.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2018 relating to the financial statements of Focus Financial Partners Inc., appearing in the Prospectus dated July 25, 2018 filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Company’s Registration Statement No. 333-225166 on Form S-1, as amended.

/s/ DELOITTE & TOUCHE LLP

New York, New York
July 30, 2018